EXHIBIT 10.25

                           COMMERCIAL LEASE - RENEWAL


This lease is made between Daniel H. Porter
                           8620 Wilkinson Blvd.
                           Charlotte, NC  28214

herein called Lessor and   Speizman Industries, Inc.
                           508 West 5th Street
                           Charlotte, NC  28202

herein called Lessee.

Lessee hereby offers to lease from Lessor the premises situated at 8600 Wilkinson Blvd., Charlotte, NC 28214, upon the following terms and conditions:

Lessee will lease the premises for a term of eight (8) months, commencing May 1, 1997 and terminating December 31, 1997 for monthly rental of $4,000.00 payable by the tenth day of each month for that month's rental, during the term of this Lease.

A security bond of $8,000.00 paid in advance for the predecessor lease on these same premises is acknowledged by the Lessor.

The Lessee shall be responsible for damages to building or fixtures caused by Lessee. Lessee shall be responsible for normal light bulb replacement and plumbing repairs necessary as a result of negligence. Lessee shall replace any light or plumbing fixtures damaged as a result of negligence. Lessor will replace or repair light and plumbing fixtures as necessary other than damaged by negligence.

Lessee shall be responsible for all utility and water bills.

Lessee shall be responsible for maintaining the alarm system. Lessor will answer alarm calls.

Lessee will be responsible for all content insurance. Lessor will carry fire insurance on the building.

Lessor will maintain the yard.



SIGNED THIS 14TH DAY OF MAY, 1997.


By:/s/ Josef Sklut, VP-Finance               By:/s/ Daniel H. Porter_________
      Lessee                                             Lessor